UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006
-----------------

HARLEYSVILLE GROUP INC.
-------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Maple Avenue, Harleysville, Pennsylvania 19438
-------------------------------------------- ---------
(Address of principal executive offices)  (Zip Code)

(215) 256-5000
---------------------------------------------------
Registrant’s telephone number, including area code

Not Applicable
----------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The following is a description of the amended equity incentive plan that was approved by the shareholders of Harleysville Group Inc. (the “Company”) at its Annual Meeting held on April 26, 2006, and of awards made under the plan to executive officers of the Company.

Amended and Restated Equity Incentive Plan

On April 26, 2006, the shareholders of Harleysville Group Inc. (the “Company”) approved the Amended and Restated Equity Incentive Plan (the “EIP”) pursuant to which the Company is authorized to grant equity-based awards to officers and key employees of the Company. The amendment (1) increases the aggregate number of shares of Common Stock available for issuance under the EIP by an additional 1,000,000 shares; (2) changes prospectively the vesting period for stock option grants from two years to three years; (3) changes prospectively the provisions regarding expiration of stock options upon termination of employment; (4) provides for the lapse of restrictions on restricted stock awards based on the attainment of objective performance goals in accordance with Section 162(m) of the Internal Revenue Code; (5) specifically provides for the payment of withholding tax owed upon the lapse of restrictions on restricted stock by foregoing delivery of shares due as a result of the lapsed restrictions in an amount equal to the withholding tax; (6) provides for lapse of restrictions on restricted stock awards under certain circumstances upon retirement; and (7) revises the change in control language in the EIP to be consistent with similar changes in the definition of change in control made in the Company’s executive employment agreements. A copy of the EIP is attached as Exhibit 10.1.

Equity Incentive Awards

On April 26, 2006, the Board of Directors approved, upon recommendation of the Compensation and Personnel Development Committee, a long term incentive plan structure that provides for equity incentive awards to be made to the President & Chief Executive Officer (“CEO”) and to the other executive officers, as well as other officers of the Company and its affiliates. For 2006, the equity incentive award established for the CEO is two hundred fifty percent of base salary and the equity incentive awards for the other executive officers range from thirty-five percent to sixty-five percent of base salary. Sixty percent of each award consists of non-qualified stock options and forty percent of each award consists of restricted shares of Common Stock. The award of restricted shares of Common Stock to the CEO provides for the lapse of restrictions at the end of the performance period based on the attainment of objective performance goals in accordance with section 162(m) of the Internal Revenue Code.

The form of the Notice of Award of Non-Qualified Stock Options is attached as Exhibit 10.2 and the forms of the Restricted Stock Awards to the President and CEO and the other Named Executive Officers are attached as Exhibits 10.3 and 10.4 respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits

Exhibit 10.1   Harleysville Group Inc. Amended and Restated Equity Incentive Plan, approved by shareholders on April 26, 2006.

Exhibit 10.2          Form of Notice of Award of Non-Qualified Stock Options dated April 26, 2006.

Exhibit 10.3          Form of Restricted Stock Award dated April 26, 2006.

Exhibit 10.4          Form of Restricted Stock Award dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.
Registrant
Date: May 1, 2006	/s/ Robert A. Kauffman
Robert A. Kauffman Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX
--------------

Exhibit No.	Description
10.1	Harleysville Group Inc. Equity Incentive Plan approved by shareholders on April 26, 2006 (furnished pursuant to Item 1.01 hereof).
10.2	Form of Notice of Award of Non-Qualified Stock Options dated April 26, 2006 (furnished pursuant to Item 1.01 hereof).
10.3	Form of Restricted Stock Award dated April 26, 2006 (furnished pursuant to Item 1.01 hereof).
10.4	Form of Restricted Stock Award dated April 26, 2006 (furnished pursuant to Item 1.01 hereof).